As filed with the Securities and Exchange Commission on December 22, 2000
                                                   Registration No. 333--
                                                                         -------
                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             -----------------------

                           MERCANTILE BANK CORPORATION

              (Exact number of issuer as specified in its charter)

          Michigan                                    38-3360865
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
of incorporation or organization)

             216 North Division Avenue, Grand Rapids, Michigan 49503
               (Address of Principal Executive Offices) (Zip Code)

                           MERCANTILE BANK CORPORATION
                         2000 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                        GERALD R. JOHNSON, JR., CHAIRMAN
                           Mercantile Bank Corporation
                            216 North Division Avenue
                          Grand Rapids, Michigan 49503
                     (Name and Address of Agent for service)
                                 (616) 242-9000
          (Telephone number, including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:
                               JEROME M. SCHWARTZ
                              Dickinson Wright PLLC
                         500 Woodward Avenue, Suite 4000
                             Detroit, Michigan 48226

                         CALCULATION OF REGISTRATION FEE


-------------------------------- ---------------------- ------------------------- ------------------------ -----------------

                                                             Proposed Maximum           Proposed
      Title of Securities            Amount to be           Offering Price Per       Maximum Aggregate        Amount of
       to be Registered*              Registered*               Share**              Offering Price**      Registration Fee

-------------------------------- ---------------------- ------------------------- ------------------------ -----------------
         Common Stock               120,000 Shares              $12.75                  $1,530,000            $383

-------------------------------- ---------------------- ------------------------- ------------------------ -----------------

* Includes an indeterminate number of additional shares that may be issued to adjust for any subdivision of shares or other capital adjustment, stock split, stock dividend, or other increase in shares effected without receipt of consideration by the issuer.

** Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee, based upon the average of the high bid and low ask prices on December 19, 2000, as reported on the Nasdaq National Market.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Mercantile Bank Corporation ("Mercantile") incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         1. Mercantile's Annual Report on Form 10-KSB for the year ended December 31, 1999.

         2. Mercantile's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         3. The description of Mercantile's common stock in Item 1 of Mercantile's Form 8-A registration statement dated July 9, 1999, filed with the Commission under the Exchange Act on July 15, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed with the Commission by Mercantile pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         As of December 1, 2000, members of Dickinson Wright PLLC who perform services for Mercantile owned approximately 8,300 shares of common stock of Mercantile.



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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Indemnification

         Mercantile's Articles of Incorporation provide that Mercantile shall indemnify its present and past directors, officers, and such other persons as the Board of Directors may authorize to the full extent permitted by law.

         Mercantile's Bylaws contain indemnification provisions concerning third party actions as well as actions in the right of Mercantile. The Bylaws provide that Mercantile shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Mercantile) by reason of the fact that he or she is or was a director or officer of Mercantile or while serving as such a director or officer, is or was serving at the request of Mercantile as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorney's fees), judgments, penalties, fees and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Mercantile or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Federal Deposit Insurance Corporation regulations impose limitations on indemnification payments which could restrict, in certain circumstances, payments by Mercantile or the Bank to their respective directors or officers otherwise permitted under the Michigan Business Corporation Act ("MBCA") or the Michigan Banking Code, respectively.

         With respect to derivative actions, the Bylaws provide that Mercantile shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Mercantile to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of Mercantile, or while serving as such a director or officer, is or was serving at the request of Mercantile as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Mercantile or its shareholders. No indemnification is provided in the Bylaws in respect of any claim, issue or matter in which such person has been found liable to Mercantile except to the extent that a court of competent jurisdiction determines upon application that, despite


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the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Mercantile pursuant to the provisions discussed above or otherwise, Mercantile has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         Mercantile has purchased directors' and officers' liability insurance for directors and officers of Mercantile.

         Limitation of Director Liability

         The MBCA permits corporations to limit the personal liability of their directors in certain circumstances. Mercantile's Articles of Incorporation provide that the director of Mercantile shall not be personally liable to Mercantile or its shareholders for monetary damages for breach of the director's fiduciary duty. However, they do not eliminate or limit the liability of a director for any breach of a duty, act or omission for which the elimination or limitation of liability is not permitted by the MBCA, currently including, without limitation, the following: (1) breach of the director's duty of loyalty to Mercantile or its shareholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (3) illegal loans, distributions of dividends or assets, or stock purchases as described in Section 551(1) of the MBCA; and (4) transactions from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable





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ITEM 8.  EXHIBITS

The following exhibits are filed with this Registration Statement:

       Exhibit
       Number                      Exhibit
       ------                      -------

         4 Article III of the Articles of Incorporation of Mercantile is incorporated by reference to Exhibit 3.1 of Mercantile's Registration Statement on Form SB-2 (Commission File No. 333-33081) that became effective on October 23, 1997

         5            Opinion of Counsel, Dickinson Wright PLLC

       23(a)          Consent of Crowe, Chizek and Company LLP

       23(b)          Consent of Dickinson Wright PLLC is included in
                      Exhibit 5

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


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         (2) That, for purposes of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Grand Rapids and State of Michigan on December 21, 2000

                               MERCANTILE BANK CORPORATION


                               By /s/ Gerald R. Johnson, Jr.
                                  ----------------------------------------------
                                  Gerald R. Johnson, Jr., Chairman of the
                                  Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2000.

/s/ Betty S. Burton                       /s/ Lawrence W. Larsen
---------------------------------------   --------------------------------------
Betty S. Burton, Director                 Lawrence W. Larsen, Director

/s/ Edward J. Clark                       /s/ Calvin D. Murdock
---------------------------------------   --------------------------------------
Edward J. Clark, Director                 Calvin D. Murdock, Director

/s/ Peter A. Cordes                       /s/ Michael H. Price
---------------------------------------   --------------------------------------
Peter A. Cordes, Director                 Michael H. Price, President and Chief
                                          Operating Officer

/s/ C. John Gill                          /s/ Dale J. Visser
---------------------------------------   --------------------------------------
C. John Gill, Director                    Dale J. Visser, Director

/s/ David M. Hecht                        /s/ Donald Williams, Sr.
---------------------------------------   --------------------------------------
David M. Hecht, Director                  Donald Williams, Sr., Director

/s/ Gerald R. Johnson, Jr.                /s/ Robert M. Wynalda
---------------------------------------   --------------------------------------
Gerald R. Johnson, Jr., Chairman of the   Robert M. Wynalda, Director
Board and Chief Executive Officer
(principal executive officer)

/s/ Susan K. Jones                        /s/ Charles E. Christmas
---------------------------------------   --------------------------------------
Susan K. Jones, Director                  Charles E. Christmas, Senior Vice
                                          President, Chief Financial Officer and
                                          Treasurer (principal financial and
                                          accounting officer)










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                                  EXHIBIT INDEX


Exhibit
Number                          Exhibit
------                          -------

4 Article III of the Articles of Incorporation of Mercantile is incorporated by reference to Exhibit 3.1 of Mercantile's Registration Statement on Form SB-2 (Commission File No. 333-33081) that became effective on October 23, 1997

5                     Opinion of Counsel, Dickinson Wright PLLC

23(a)                 Consent of Crowe, Chizek and Company LLP

23(b)                 Consent of Dickinson Wright PLLC is included in
                      Exhibit 5